                                   EXHIBIT 99



FOR IMMEDIATE RELEASE                            CONTACT:
                                                 Michael J. Simmons
                                                 Chief Financial Officer
                                                 Platinum Software Corporation
                                                 714/450-4595
                                                 msimmons@platsoft.com



                     PLATINUM SOFTWARE CORPORATION ANNOUNCES
                       SECOND QUARTER FISCAL 1998 RESULTS


IRVINE, Calif., (Jan. 22, 1998) -- Platinum(R) Software Corporation (NASDAQ:
PSQL), a leading midmarket provider of client/server enterprise resource planning (ERP) applications, today reported its financial results for the second quarter of fiscal year 1998, ended December 31, 1997. Revenues for the second quarter of fiscal 1998 were $21.7 million, compared to revenues of $14.3 million for the second quarter of fiscal 1997. Net income for the quarter was $2.8 million or $.10 per share excluding $0.8 million of transaction costs associated with the acquisition of FocusSoft, Inc. Reported net income was $2.0 million or $.07 per share, compared to a loss of $0.6 million or $0.03 per share for the same quarter a year ago. The company's balance sheet as of December 31, 1997 showed cash, cash equivalents and short-term investments of $12.5 million, accounts receivable of $16.4 million and deferred revenue of $11.6 million.






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                            PLATINUM SOFTWARE ANNOUNCES QUARTERLY RESULTS - P.2

         The $0.8 million in transaction costs effecting earnings were for investment banking, accounting and legal fees associated with the company's November 14, 1997 acquisition of privately-held FocusSoft, Inc., of Louisville, Kentucky, now called Platinum Software's Manufacturing Software Division. The acquisition strengthens Platinum's presence in the ERP marketplace, and when combined with its Clientele products, enables Platinum Software to offer a differentiated solution focused on customer-centric enterprise information systems to the middle market worldwide.

         George Klaus, chairman of the board, president and chief executive officer said, "FocusSoft was a keystone acquisition for Platinum Software. It was the second step of our corporate re-positioning into the ERP software market. We have already demonstrated the compelling combination of the manufacturing and distribution applications with our Platinum SQL accounting application in live, production customer sites. The first step of our re-positioning was our Clientele acquisition in June 1997. The performance of the Clientele Products division continues to exceed their financial plan. The record setting performance of our core financial applications, along with our re-positioning, has resulted in record revenue and profits for our second quarter of fiscal 1998." Klaus adds, "Before the one-time acquisition costs, we generated net income of $2.8 million, representing a 13% profit. Financial comparisons to last year and last quarter are quite favorable. I thank all of our shareholders for their support while we have positioned the company for future growth. I look forward to capitalizing on our current market position."

ABOUT PLATINUM SOFTWARE CORPORATION

         Platinum Software Corporation develops client/server enterprise resource planning software, including customer service and support, financial accounting, budgeting, manufacturing and distribution for midmarket corporations worldwide. According to International Data Corporation's (IDC's) September 1997 research based on worldwide customer sites, Platinum Software leads all providers of accounting




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                            PLATINUM SOFTWARE ANNOUNCES QUARTERLY RESULTS - P.3

software for midmarket companies on Microsoft SQL Server. Founded in 1984, Platinum Software is based in Irvine, California. More information about Platinum Software Corporation and its products and services is available at the Platinum World Wide Web site (http://www.platsoft.com).

                                       ###

Platinum and Clientele are registered trademarks of Platinum Software Corporation. FocusSoft is a trademark of FocusSoft, Inc., a subsidiary of Platinum Software Corporation. All other company and product names mentioned in this document are trademarks of the respective companies with which they are associated and are acknowledged.

Except for the historical information contained herein, the matters discussed in this press release are forward looking statements that involve risks and uncertainties. As discussed in the Company's Form 10-Q for the three months ended September 30, 1997, the Company's operating results are uncertain and may be impacted by the following factors, among others: the timely availability and market acceptance of new products and upgrades, the impact of competitive products and pricing; the ability of the Company to expand ERP product offerings, and the discovery of undetected software errors.






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                            PLATINUM SOFTWARE ANNOUNCES QUARTERLY RESULTS - P.4



                         PLATINUM SOFTWARE CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                               DECEMBER 31,      JUNE 30,
                                                                   1997            1997
                                                               ------------     ---------
ASSETS

Current assets:
   Cash and cash equivalents                                    $   4,466       $   6,724
   Short-term investments                                           8,061           9,542
   Accounts receivable, net                                        16,375          12,880
   Inventories                                                        694             481
   Prepaid expenses and other                                       2,076           1,473
                                                                ---------       ---------
        Total current assets                                       31,672          31,100

Property and equipment, net                                         7,779           8,587
Software development costs, net                                     2,358           2,660
Acquired intangible assets, net                                       233             278
Other assets                                                          573             531
                                                                ---------       ---------
                                                                $  42,615       $  43,156
                                                                =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                             $   3,368       $   4,752
   Accrued expenses                                                 6,578           8,293
   Accrued restructuring costs                                      1,973           2,609
   Deferred revenue                                                11,580          11,638
                                                                ---------       ---------
        Total current liabilities                                  23,499          27,292
                                                                ---------       ---------

   Long-term liabilities                                               60             277
                                                                ---------       ---------

Stockholders' equity:
   Preferred stock                                                 30,292          30,292
   Common stock                                                        21              20
   Additional paid-in capital                                     117,518         116,747
   Less: notes receivable from officers                           (11,563)        (11,563)
   Accumulated foreign currency translation adjustments               532             393
   Accumulated deficit                                           (117,744)       (120,302)
                                                                ---------       ---------
        Total stockholders' equity                                 19,056          15,587
                                                                ---------       ---------
                                                                $  42,615       $  43,156
                                                                =========       =========










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                            PLATINUM SOFTWARE ANNOUNCES QUARTERLY RESULTS - P.5



                         PLATINUM SOFTWARE CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                  THREE MONTHS ENDED                SIX MONTHS ENDED
                                                     DECEMBER 31,                     DECEMBER 31,
                                                  1997            1996            1997            1996
                                                -------         -------         -------         -------
Revenues:
   License fees                                 $11,660         $ 7,710         $21,747         $13,696
   Consulting and professional services           5,604           2,643           9,656           4,996
   Support services                               4,290           3,791           8,317           7,407
   Royalty income                                    96             138             195             273
                                                -------         -------         -------         -------
                                                 21,650          14,282          39,915          26,372
Cost of revenues                                  7,179           5,039          13,247           9,442
                                                -------         -------         -------         -------
        Gross profit                             14,471           9,243          26,668          16,930
                                                -------         -------         -------         -------
Operating expenses:
   Sales and marketing                            7,846           5,965          14,999          11,464
   General and administrative                     2,143*          1,586           3,406*          3,637
   Software development                           3,025           2,416           6,075           4,828
                                                -------         -------         -------         -------
                                                 13,014           9,967          24,480          19,929
                                                -------         -------         -------         -------
        Income (loss) from operations             1,457            (724)          2,188          (2,999)

Other income, net                                   565             143           1,139             342
                                                -------         -------         -------         -------
        Income (loss) before provision
           for income taxes                       2,022            (581)          3,327          (2,657)

Provision for income taxes                           --              --              --              --
                                                -------         -------         -------         -------
        Net income (loss)                       $ 2,022         $  (581)        $ 3,327         $(2,657)
                                                =======         =======         =======         =======

Basic net income (loss) per share               $  0.09         $ (0.03)        $  0.15         $ (0.12)
                                                =======         =======         =======         =======

Shares used in computing basic
   net income (loss) per share                   22,770          21,740          22,727          21,618
                                                =======         =======         =======         =======

Diluted net income (loss) per share             $  0.07         $ (0.03)        $  0.11         $ (0.12)
                                                =======         =======         =======         =======

Shares used in computing diluted net
   net income (loss) per share                   29,374          21,740          29,147          21,618
                                                =======         =======         =======         =======


*   Includes $800,000 of FocusSoft acquisition expenses